UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2013

Louisiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-33573	20-8715162
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 834-1190

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders of Louisiana Bancorp, Inc. (the "Company") was held on May 7, 2013.

(b)           There were 2,868,202 shares of common stock of the Company eligible to be voted at the Annual Meeting and 2,482,813 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes cast for each proposal were as follows:

1.	Election of directors for a three year term:

	For	Withheld	Broker Non-votes
Brian G. LeBon, Sr.	1,869,778	78,364	534,671
Ivan J. Miestchovich, Ph.D.	1,744,565	203,577	534,671

2.	To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-votes
1,488,422	446,420	13,300	534,671

3.	Advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers.

Every 3 Years	Every 2 Years	Every Year	Abstain	Broker Non-votes
1,101,265	128,882	715,904	2,091	534,671

4.	To ratify the appointment of LaPorte, A Professional Accounting Corporation as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain
2,466,995	15,102	716

Each of the Company’s nominees was elected as director, the non-binding resolution to approve the compensation of the Company’s named executive officers was adopted, a three year frequency for the non-binding resolution to approve the compensation of the Company’s named executive officers was approved, and the proposal to ratify the appointment of the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA BANCORP, INC.

Date: May 8, 2013	By:	/s/ John LeBlanc
John LeBlanc Executive Vice President and Chief Financial Officer